<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                          11,132
<SECURITIES>                                         0
<RECEIVABLES>                                  109,300
<ALLOWANCES>                                     4,916
<INVENTORY>                                    130,556
<CURRENT-ASSETS>                               260,389
<PP&E>                                          30,164
<DEPRECIATION>                                  16,156
<TOTAL-ASSETS>                                 285,472
<CURRENT-LIABILITIES>                          104,797
<BONDS>                                         19,001
<COMMON>                                        86,980
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      71,887
<TOTAL-LIABILITY-AND-EQUITY>                   285,472
<SALES>                                        567,831
<TOTAL-REVENUES>                               567,831
<CGS>                                          474,588
<TOTAL-COSTS>                                  474,588
<OTHER-EXPENSES>                                77,046<F1>
<LOSS-PROVISION>                                 1,521
<INTEREST-EXPENSE>                                 758
<INCOME-PRETAX>                                 13,918
<INCOME-TAX>                                     5,358
<INCOME-CONTINUING>                              8,560
<DISCONTINUED>                                (12,024)<F2>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,464)
<EPS-PRIMARY>                                    (.28)
<EPS-DILUTED>                                        0

<F1>  Includes a $1.9 million provision for anticipated legal expenses associated with a certain litigation matter and costs related to changes in the company's organizational structure following the sale of discontinued operations.
<F2>  On October 6, 1994, the company entered into a definitive agreement to sell its Scientific Services & Systems Group. The company recorded a loss on sale of discontinued operations of $13,442,000, net of taxes.

